EXHIBIT 21

SUBSIDIARIES OF PRECISION CASTPARTS CORP.

Name of Subsidiary	Approximate Percentage of Voting Securities Owned	State or Jurisdiction of Incorporation or Organization

PCC Structurals, Inc.	100%	Oregon
Precision Castparts Corp. France, S.a.r.l.	100%	France
PCC Airfoils, LLC	100%	Ohio
AETC Limited	100%	United Kingdom
PCC Flow Technologies Holdings, Inc.	100%	Delaware
CW Valves Services Co.	100%	Texas
AOP Industries, Inc.	100%	Oklahoma
PCC Flow Technologies (Wuxi) Co., Ltd.`	100%	China
PCC Flow Technologies LP	100%	Delaware
Newman’s Valve, Limited	100%	Canada
Barber Industries, Inc.	100%	Canada
TBV, Inc.	100%	Delaware
Environment-One Corporation	100%	New York
PCC Flow Technologies (Switzerland) AG	100%	Switzerland
Technova GmbH	100%	Germany
PCC Ball Valves S.r.l.	100%	Italy
Otto Vogeli Industriearmaturen GmbH	100%	Germany
PCC Flow Technologies Limited	100%	United Kingdom
PCC Specialty Products, Inc.	100%	Delaware
J&L Fiber Services, Inc.	100%	Wisconsin
Advanced Forming Technology, Inc.	100%	Colorado
Wyman-Gordon Company	100%	Massachusetts
Precision Founders, Inc.	100%	California
Precision Castparts CZ s.r.o.	100%	Czeck Republic
Wyman Gordon (Cleveland), Inc.	100%	Ohio
Cypress Extrusion Press Corporation	100%	Delaware
Wyman-Gordon Limited	100%	United Kingdom
Wyman-Gordon (Lincoln) Limited	100%	United Kingdom
Cameron Forged Products Limited	100%	United Kingdom
Wyman-Gordon Composites, Inc.	100%	Delaware
Wyman-Gordon Forgings LP	100%	Delaware
Wyman-Gordon s.r.o.	100%	Czeck Republic
Western Australian Specialty Alloys, Pty. Ltd.	100%	Australia
Reisner Metals, Inc.	100%	California
Wyman-Gordon Investment Castings, Inc.	100%	Delaware
Wyman-Gordon Composite Technologies, Inc.	100%	California
SC, Inc.	100%	California
STW Composites, Inc.	100%	Delaware
Precision Receivables Corp.	100%	Oregon
PCC Wouter Witzel GmbH	100%	Germany
PCC Wouter Witzel Ltd.	100%	United Kingdom

PCC Wouter Witzel Holding B.V.	100%	Netherlands
PCC Airfoils S.A. de C.V.	100%	Mexico
PCC Sterom S.A.	97.8%	Romania
PCC Flow Technologies Australia Pty Ltd.	100%	Australia
PCC Composites, inc.	100%	Colorado
AFT Europa – Advanced Forming Technologies Ltd.	100%	Hungary
Kadimi Tool Mfg. Co. PVT LTD	50%	India
Wyman-Gordon EG S. de R.L. de C.V.	50.1%	Mexico